Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 13, 2026, with respect to the financial statement of ITG, Inc. contained in the Final Prospectus, filed on July 1, 2026, relating to the Registration Statement on Form S-1 (File No. 333-296557), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

Charlotte, North Carolina

July 2, 2026